INVESTOR PRESENTATION November 2024

Safe Harbor 2 This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of First Western Financial, Inc.’s (“First Western”) management with respect to, among other things, future events and First Western’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “position,” “project,” “future” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about First Western’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond First Western’s control. Accordingly, First Western cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although First Western believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: integration risks in connection with acquisitions; the risk of geographic concentration in Colorado, Arizona, Wyoming, California, and Montana; the risk of changes in the economy affecting real estate values and liquidity; the risk in our ability to continue to originate residential real estate loans and sell such loans; risks specific to commercial loans and borrowers; the risk of claims and litigation pertaining to our fiduciary responsibilities; the risk of competition for investment managers and professionals; the risk of fluctuation in the value of our investment securities; the risk of changes in interest rates; and the risk of the adequacy of our allowance for credit losses and the risk in our ability to maintain a strong core deposit base or other low-cost funding sources. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2024 and other documents we file with the SEC from time to time. All subsequent written and oral forward-looking statements attributable to First Western or persons acting on First Western’s behalf are expressly qualified in their entirety by this paragraph. Forward-looking statements speak only as of the date of this presentation. First Western undertakes no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise (except as required by law). Certain of the information contained herein may be derived from information provided by industry sources. The Company believes that such information is accurate and the sources from which it has been obtained are reliable; however, the Company cannot guaranty the accuracy of such information and has not independently verified such information. This presentation contains certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this presentation. Numbers in the presentation may not sum due to rounding. Our common stock is not a deposit or savings account. Our common stock is not insured by the Federal Deposit Insurance Corporation or any governmental agency or instrumentality. This presentation is not an offer to sell any securities and it is not soliciting an offer to buy any securities in any state or jurisdiction where the offer or sale is not permitted. Neither the SEC nor any state securities commission has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof.

3 An Emerging High Performing Institution Overview ▪ Niche-focused regional wealth manager built on a private trust bank platform ▪ Headquartered in Denver, Colorado and positioned in desirable, affluent and high growth markets Target Market ▪ Households of $1+ million liquid net worth ▪ High net worth and high growth markets ▪ Colorado, Arizona, Wyoming, California and Montana Company Highlights Competitive Advantage (as of 09/30/24) ▪ Assets: $2.91 billion ▪ Total Loans: $2.38 billion ▪ Total Deposits: $2.50 billion ▪ AUM: $7.47 billion (for the year ending 12/31/23) ▪ Loan Growth: 2.4% ▪ Deposit Growth: 5.1% ▪ Asset Growth: 3.8% ▪ TBV/Share(1) Growth: 0.1% ▪ Operates as one integrated firm, not silos ▪ Team approach benefits both clients and First Western ▪ Local boutique private trust bank offices with central product experts (1) See Non-GAAP reconciliation CA MT AZ WY CO Office Locations

Investment Highlights

Attractive Markets and Business Model

- Rapidly growing institution operating in high growth markets
- Attractive, stable deposit base with noninterest-bearing and money market accounts comprising 73% of total deposits as of 9/30/24
- Conservative underwriting and affluent client base results in minimal credit losses

Strong Earnings Momentum

- Significant revenue growth driving improved operating leverage and higher profitability since pre-IPO
- TBV/share[(1)] increased ~145% since the IPO, 21% in 2021, 11% in 2022 and 0.1% in 2023
- Continued scale expected to drive further leverage and generate returns consistent with a high performing institution over long term

Successful Execution on Growth Strategies

- Track record of combining organic growth and market expansion with accretive acquisitions to enhance franchise value
- Total assets up 178% since the IPO, 28% in 2021, 13% in 2022 and 4% in 2023 with substantial increases in revenue and EPS
- Strengthening commercial banking platform creating more diverse loan portfolio and lower-cost deposit base

Proven Management Team, High Insider Ownership, and Discounted Valuation

- Chairman and CEO has previously built and sold three banks for substantial gains for shareholders
- COO has been instrumental in building the MYFW franchise over 18 years at the institution
- Highly aligned with shareholder interests as insiders own ~18% of total shares outstanding[(2)]
- Discounted valuation trading at just 0.85x TBV/share[(3)]

(1) See Non-GAAP reconciliation
(2) Represents beneficial ownership as defined within the April 2024 Proxy Statement
(3) As of October 30, 2024

4

FIRST western

$4,556 $5,795 $7,602 $10,854 $37,745 $28,510 $32,510 $17,416 $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2016 2017 2018 2019 2020 2021 2022 2023 2016-2020 Pre-Tax, Pre-Provision Income(1) ($000s) 5 Strong Operational and Financial Momentum ▪ Robust organic balance sheet growth ▪ Accretive acquisitions ▪ Market expansion ▪ Highly leverageable operating platform driving improved efficiencies ▪ Minimal credit losses Drivers of Improved Performance (1) See Non-GAAP reconciliation Adjusted Pre-Tax, Pre-Provision Income(1) ($000s)

Franchise Overview 6

7 Great Markets, Scarce Investment Opportunity ▪ Ranked among states with highest GDP growth ▪ Strong job and population growth ▪ Experiencing significant in-migration ▪ Attractive demographics with large amount of high net worth individuals that utilize private banking and investment management services ▪ Favorable tax laws for trusts and estates that attract wealthy individuals Denver, CO 52% Phoenix, AZ 7% Fort Collins, CO 19% Boulder, CO 7% Other 7% Rock Springs, WY 3% Jackson, WY 5% MSA State Market Share Projected % Change in HHI (2021-2026) (2) Denver-Aurora-Lakewood CO 1.13 11.00 Fort Collins CO 4.37 13.45 Phoenix-Mesa-Scottsdale AZ 0.10 13.18 Boulder CO 1.40 11.41 Jackson WY/ID 4.31 8.50 Rock Springs WY 7.24 8.82 National Average 9.01 (1) Source: S&P Capital IQ as of 06/30/2024 (2) Percentage growth in household income (HHI) Characteristics of First Western Markets Deposits by MSA (1) Small Market Share Provides Large Growth Opportunity As of September 30, 2024 Current Ownership Total Assets ($bn) FirstBank Private 27.3 NBH Bank Public (NYSE: NBHC) 10.0 Bank of Colorado Private (Sub. Of Pinnacle Bancorp-NE) 7.9 Alpine Bank Private 6.6 ANB Bank Private 3.0 First Western Trust Bank Public (Nasdaq: MYFW) 2.9 MYFW is 2nd Largest Publicly Held CO Chartered Bank

Success in Expansion and Acquisition Growth

Acquisitions

2002 – 2005 (5)
- Westcor Insurance Group, Inc.
- Poudre River Valley Trust Co.
- Sprout & Associates, Inc.
- Sterling Partners
- Silversmith Financial Corp

2006 – 2010 (4)
- Reber/Russell Company
- Ryder, Stilwell Inc.
- Asset Purchase – Financial Management Advisors, LLC
- Asset Purchase – GKM Advisors, LLC

2011 – 2015 (1)
- Trust Department Assets – First National Bank of Wyoming

2016 – 2020 (2)
- Asset Purchase – EMC Holdings, Inc.
- Branch Purchase & Assumption from Simmons Bank

2021 - 2022 (1)
- Teton Financial Services, Inc.

2002 — 5 / 3 — 9 / 6 — 10 / 12 — 12 / 16 — 13 / 20 — 2024

Office Openings

2002 – 2005 (3)
- Cherry Creek, CO
- Denver, CO
- Northern Colorado, CO

2006 – 2010 (3)
- Boulder, CO
- Century City, CA
- Scottsdale, AZ

2011 – 2015 (6)
- Aspen, CO
- DTC/Cherry Hills, CO
- Fort Collins, CO
- Jackson Hole, WY
- Laramie, WY(4)
- Phoenix, AZ

2016 – 2020 (4)
- Broomfield, CO (2021)
- Greenwood Village, CO
- Lone Tree, CO(2)
- Vail Valley, CO

2021 - 2024 (4)
- Jackson Hole, WY(1)
- Pinedale, WY(1)
- Rock Springs, WY(1)
- Bozeman, MT(5)
- Phoenix, AZ(3)
- Cheyenne, WY(6)
- Loveland, CO(6)

\# Total Acquisitions   # Total Offices

(1) Added through the Teton Financial Services, Inc. acquisition. Jackson Hole offices were consolidated in May 2022
(2) Lone Tree office closed in 2Q2022
(3) Phoenix loan production office opened in 4Q2022
(4) Laramie trust office closed 1Q2023
(5) Bozeman office expanded from a loan production office to a full-service office in 3Q2023
(6) Cheyenne and Loveland loan production offices opened in Q32024

8

FIRSTwestern

9 Revenue Growth Strategies Expand commercial loan production platform ▪ Building expertise in specific vertical markets ▪ Capitalize on growing reputation to attract additional experienced commercial banking talent Expand into new markets with attractive demographics ▪ Vail Valley office opened in 2019 ▪ Built team and revenue base to open office in Broomfield, CO in 2021 ▪ Added teams to expand presence in Arizona in 2022 ▪ Full-service Bozeman, MT office opened in 2023 Execute on revenue initiatives in existing markets ▪ Capitalize on higher legal lending limit to expand relationships with existing clients and pursue larger commercial clients ▪ Cross-sell MYFW’s larger offering of trust and wealth management products ▪ Continue adding banking talent to further accelerate market share gains Execute on low- risk strategic transactions that add value to the MYFW franchise ▪ Execute on minimally dilutive acquisitions ▪ Leverage infrastructure through branch acquisition transactions ▪ Proactive expansion, acquisition team

10 Recent M&A Transactions Branch Purchase and Assumption Whole Bank Acquisition ▪ Closed on May 18, 2020 ▪ Acquisition of all of the Denver locations of Simmons Bank (three branches and one loan production office) ▪ Assumed $63 million in deposits and $120 million in loans related to the acquired locations ▪ Added scale, an attractive client base, and commercial banking talent Transaction Overview Financial Impact ▪ Mid-teens earnings accretion in 2021 Transaction Overview ▪ Closed on December 31, 2021 ▪ Acquisition of Teton Financial Services Inc., the holding company for Rocky Mountain Bank ▪ Expanded First Western’s footprint and market share in Wyoming where favorable trust, estate and tax laws align well with private banking and investment management business model ▪ Added $379 million in deposits and $252 million in loans ▪ Added scale and improved operating efficiencies Financial Impact ▪ High single-digit earnings accretion in 2022 ▪ Immediately accretive to TBV/share upon closing ▪ Added low-cost deposits and higher-yielding loans that positively impacted net interest margin

11 Increasing Market Share Successfully attracting new banking talent and growing awareness of superior value proposition are driving increases in market share MSA 2024 Market Share(1) 2022 Market Share Change Denver-Aurora-Centennial, CO 1.13% 0.77% 0.36% Fort Collins-Loveland, CO 4.37% 2.20% 2.17% Rock Springs, WY 7.24% 6.83% 0.41% Edwards, CO 1.65% 0.63% 1.02% (1) Source: S&P Capital IQ

Unique Business Model 12

13 Unique Market Position

Cross-Selling a Diverse Set of Products and Services

Our local profit centers team with specialized product experts through ConnectView®, with many points of entry

Commercial Banking	▪ Corporate loans to match specific needs ▪ Well-versed in working with complex cash flows and business models ▪ **Customized treasury management** products and services
Retirement / 401(k) Plan Consulting	▪ **Retirement plan consultants** partnering with businesses to sponsor retirement plans ▪ Creative corporate retirement plan design, analysis solutions, fiduciary liability management ▪ ERISA compliance and education
Residential Mortgage Lending	▪ Mortgage banking **specializing in purchase money, high net worth lending** ▪ Underwritten to Fannie Mae and Freddie Mac guidelines ▪ Targeted portfolio lending and secondary sales
Wealth Planning	▪ Wealth planning with specialized services (e.g. philanthropic) ▪ **Proprietary ConnectView® approach**, with access to CFPs, CPAs and estate planning attorneys ▪ Charitable giving tax strategies, deferred-compensation plans, life insurance, key person insurance
Investment Management	▪ Provide a **broad range of asset and sub asset classes,** with automated tax and basis management ▪ Create unique solutions through internal research, proprietary and third-party investment options ▪ Central team creates the platform for Portfolio Managers to service clients, manage accounts
Trust	▪ **Fiduciary wealth management** with expert review of client objectives, creating solutions ▪ Irrevocable life insurance trust, conservatorship, successor trustee, directed custodial trusteeship ▪ WY tax-exempt asset protection, special needs trusts, escrow services, family office services

14

FIRSTwestern

15 Private Bank Model Generates Strong Fee Income 5-Year Average: More than 38% of Operating Revenue Generated by Fee Income 58.5% 38.8% 36.9% 34.5% 32.0% 28.1% 26.1% 27.5% 25.3% 26.0% 18.6% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% ALRS MYFW UMBF WASH PGC UVSP CATC SYBT CFR TMP FFWM Noninterest Income/Operating Revenue Peer Average Source: S&P Capital IQ (2019-2023)

16 Wealth Management Segment Earnings (1) See Non-GAAP reconciliation $0.78 $1.52 $2.60 $3.21 $1.11 $1.29 $4.15 $3.31 $2.97 $0.85 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 FY19 FY20 FY21 FY22 FY23 Wealth Management Segment Consolidated ▪ Wealth Management segment earnings reflects contribution of private banking, commercial banking, and trust and investment management business lines ▪ Growth in private banking, commercial banking, and trust and investment management (TIM) businesses replacing earnings generated by mortgage segment in 2020 and creating sustainable path to higher profitability over long-term Wealth Management Segment Diluted Pre-Tax Earnings Per Share(1)

17 Long Track Record of Superior Credit Quality • Relationship-based approach, conservative underwriting criteria, and financial strength of clients have resulted in minimal credit losses over First Western’s history ➢ Underwriting criteria includes three sources of repayment including personal guarantees ➢ Low LTVs and high DSCRs ➢ 66% of borrowers have deposit accounts at First Western 0.0% 0.5% 1.0% 1.5% 2.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 Net Charge-offs as a Percent to Average Loans

Uninsured Deposits Represent 37.1% of Total Deposits at 09/30/24 18 Strong Client Relationships Result in Sticky Deposit Base $2,392 $2,375 $2,420 $2,529 $2,532 $2,411 $2,503 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Total Deposits Stable Deposit Base During Highly Volatile Period for the Banking Industry

Driving Profitable Growth 19

20 Strong Execution on Revenue Growth Strategies ▪ Accelerating business development, office expansion and accretive acquisitions all contributing to the balance sheet growth driving improved operating leverage and higher profitability ▪ M&A strategy continued with acquisition of Teton Financial Services ▪ Office expansion continued with hiring of teams to focus on Bozeman, MT market and deepen presence in Colorado and Arizona (in millions) Incremental Balance Sheet Growth (1/1/20 through 12/31/23) $1,312.9 $1,009.0 $234.7(1) $433.3 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 $1,600.0 Loans HFI Deposits Organic Growth Acquisition 155% Increase in Loans HFI 133% Increase in Total Deposits (1) Acquired growth represents remaining balances as of December 31, 2023 following payoffs/paydowns since the loans were acquired.

Recent Financial Trends 21

Overview of 3Q24 3Q24 Earnings • Net income available to common shareholders of $2.1 million or $0.22 per diluted share • Net interest income after provision for credit losses improved to $15.1 million compared to prior quarter of $13.4 million • Positive trends in a number of key areas resulted in improvement in profitability from prior quarter Continued Execution on Strategic Priorities • Continued priority on prudent risk management and conservative approach to new loan production • Maintaining disciplined expense control while continuing to make investments in the business that will support profitable growth in the future • Continued success in deposit gathering efforts with strong growth in noninterest-bearing deposits during 3Q24 • Positive trends in asset quality with declines in non-performing and classified loans Positive Trends in Key Metrics • Continued improvements in loan-to-deposit ratio • Continued progress on resolving problem loans • Further increase in tangible book value per share • Improvement in spot NIM from prior quarter and expectation of continued improvement due primarily to improved cost of funds • September Net gain on mortgage loans and production was the highest level in 2.5 years 22

23 Net Income Available to Common Shareholders and Earnings per Share • Net income of $2.1 million, or $0.22 diluted earnings per share, in 3Q24 • Provision for credit losses decreased $1.8 million in 3Q24 • Tangible book value per share(1) increased approximately 0.9% to $22.47 Net Income Available to Common Shareholders Diluted Earnings per Share (1) See Non-GAAP reconciliation within the appendix

Loan Portfolio

Loan Portfolio Details

- Total loans held for investment decreased $73.4 million from prior quarter
- Decrease due to new production more than offset by payoffs and decline in NPLs
- New loan production improved in 3Q24 to $82.8 million with focus primarily on lending to clients that also bring deposits to the bank
- Average rate on new loan production of 7.49% was higher than average rate of loans paying off and accretive to NIM

Loan Production & Loan Payoffs



($ in millions)
$200
$150
$100
$50
$0
$101.0
$122.3
$51.5
$102.2
$30.6
$100.0
$49.5
$100.3
$82.8
$153.8
3Q23
4Q23
1Q24
2Q24
3Q24
Production
Loan Payoffs

Loan Portfolio Composition[1]

($ in thousands, as of quarter end)

	3Q23	2Q24	3Q24
Cash, Securities and Other	$ 148,669	$ 143,720	$ 116,856
Consumer and Other	23,975	15,645	14,978
Construction and Development	349,436	309,146	301,542
1-4 Family Residential	913,085	904,569	920,709
Non-Owner Occupied CRE	527,377	609,790	608,494
Owner Occupied CRE	208,341	189,353	176,165
Commercial and Industrial	349,515	277,973	239,660
Total	$ 2,520,398	$ 2,450,196	$ 2,378,404
Loans accounted for at fair value[2]	16,105	10,494	8,884
Total Loans HFI	$ 2,536,503	$ 2,460,690	$ 2,387,288
Mortgage loans held for sale	12,105	26,856	12,324
Loans held for sale	—	—	473
Total Loans	$ 2,548,608	$ 2,487,546	$ 2,400,085

(1) Represents unpaid principal balance. Excludes deferred (fees) costs, and amortized premium/(unaccreted discount).
(2) Excludes fair value adjustments on loans accounted for under the fair value option.

Total Loans[1]



($ in millions, as of quarter end)
$3,200
$2,800
$2,400
$2,000
$1,600
$1,200
$800
$400
$0
$2,515
$2,546
$2,510
$2,476
$2,458
$2,488
$2,400
3Q23
4Q23
1Q24
2Q24
3Q24
2Q24
3Q24
Average
Period End

24

FIRSTwestern

25 Total Deposits • Total deposits increased 3.7% from $2.41 billion in 2Q24 to $2.50 billion in 3Q24 • Noninterest-bearing deposits increased 19% from $397 million in 2Q24 to $474 million in 3Q24 • Interest-bearing deposits increased 0.8% from $2.01 billion in 2Q24 to $2.03 billion in 3Q24 primarily driven by increases in time deposits and money market deposit accounts 3Q23 2Q24 3Q24 Money market deposit accounts $ 1,388,726 $ 1,342,753 $ 1,350,619 Time deposits 373,459 519,597 533,452 Interest checking accounts 164,000 135,759 130,255 Savings accounts 17,503 16,081 15,152 Noninterest-bearing accounts 476,308 396,702 473,576 Total Deposits $ 2,419,996 $ 2,410,892 $ 2,503,054 Deposit Portfolio Composition Total Deposits Average Period End ($ in millions, as of quarter end)($ in thousands, as of quarter end)

26 Trust and Investment Management • Total assets under management increased 6.5% during the quarter to $7.5 billion and increased 16.7% from 3Q23 • The increase in AUM during the quarter and from 3Q23 was primarily attributed to improving market conditions resulting in an increase in the value of AUM ($ in millions, as of quarter end) Total Assets Under Management

(1) See Non-GAAP reconciliation within the appendix Gross Revenue Gross Revenue(1) Gross Revenue(1) 27 • Gross revenue(1) decreased 1.7% from prior quarter • Net interest income decreased 1.3% from prior quarter primarily driven by an increase in interest expense due to an increase in interest-bearing deposits and partially due to having one additional day in the quarter • Non-interest income remained flat quarter over quarter ($ in thousands) ($ in millions)

28 Net Interest Income and Net Interest Margin • Net interest income of $15.6 million decreased $0.2 million, or 1.3%, from $15.8 million in 2Q24, primarily driven by an increase in interest expense due to an increase in interest-bearing deposits and partially due to having one additional day in the quarter • Net interest margin decreased 3 basis points from 2.35% in 2Q24 to 2.32% in 3Q24 • Net interest income and Net interest margin was negatively impacted by $0.4 million and 6 bps, respectively, in the quarter due to the addition of a non-performing loan • End of quarter spot NIM of 2.40% expected to further expand as short-term interest rates decrease • Increase in core deposits utilized to reduce wholesale borrowings Net Interest Income Net Interest Margin ($ in thousands)

29 Non-Interest Income • Non-interest income remained flat at $7.0 million from prior quarter and increased 14% year over year • Activity throughout the quarter included an increase in Risk management and insurance fees, offset by decreased Net gain on mortgage loans • Held for sale mortgage margin pressure and a reduction in production contributed to the decline in Net mortgage gain; however, September Net gain on mortgage loans and production was the highest level in 2.5 years Total Non-Interest Income Trust and Investment Management Fees ($ in thousands) ($ in thousands)

30 Non-Interest Expense and Efficiency Ratio • Non-interest expense increased to $19.4 million from $19.0 million in the second quarter, but was in line with the first half of the year • The increase was primarily driven by increases in Salaries and employee benefits due to increased front office headcount and Marketing expenses, partially offset by a decrease in other operational expenses due to a partial recovery on a fraud loss from the first quarter (1) See Non-GAAP reconciliation within the appendix Total Non-Interest Expense Operating Efficiency Ratio(1) (1) (1) (1) (1) (1) (1) (1) (1) ($ in thousands)

31 Asset Quality • NPAs increased to $52.1 million due to the addition of a non-performing loan and foreclosed property, partially offset by non-performing loan pay downs, charge-offs, and the sale of a non-performing loan • NPLs decreased $22.9 million driven by the migration of one loan relationship out of non-performing loans and into OREO, pay downs, charge-offs, and the sale of a non-performing loan, partially offset by additions to non-performing loans • ACL/Adjusted Total Loans(1) decreased from 1.12% in 2Q24 to 0.79% in 3Q24, primarily due to the migration of one loan relationship out of non-performing loans and into OREO Non-Performing Assets/Total Assets Net Charge-Offs/Average Loans (1) Adjusted Total Loans – Total Loans minus PPP loans and loans accounted for under fair value option; see Non-GAAP reconciliation within the appendix

32 Capital and Liquidity Overview Liquidity Funding Sources (as of 09/30/24) (1) See Non-GAAP reconciliation within the appendix (2) Based on internal policy guidelines Consolidated Capital Ratios (as of 09/30/24) Tangible Common Equity / TBV per Share(1) ($ in thousands) Liquidity Reserves: Total Available Cash $ 274,632 Unpledged Investment Securities 33,989 Borrowed Funds: Secured: FHLB Available 612,097 FRB Available 21,149 Other: Brokered Remaining Capacity 269,720 Unsecured: Credit Lines 29,000 Total Liquidity Funding Sources $ 1,240,587 Loan-to-Deposit Ratio 95.2% (2) (TCE $ in thousands)

Creating Additional Shareholder Value 33

34 Near-Term Outlook • First Western's markets continue to perform well and the strength of our balance sheet and franchise provides opportunities to capitalize on market disruption and challenges being faced by competing banks to add new clients and banking talent • Prudent risk management and conservative underwriting criteria expected to result in modest loan production in 4Q24, but should be sufficient to keep loan balances relatively flat • Deposit gathering will remain a top priority throughout the organization • Successful repositioning of balance sheet including increased liquidity with lower loan-to- deposit ratio positions First Western well to generate a higher level of loan growth in 2025 as loan demand increases • Lower interest rates should positively impact net interest margin and income generated from mortgage business • Sale of collateral repossessed from large non-performing relationship will provide significant cash that can be redeployed into interest-earning assets that will positively impact profitability • Positive trends in key areas expected to continue, which should result in steady improvement in financial performance and further value being created for shareholders

35 Drivers of Long-Term Improved Financial Performance Efficiency Ratio Asset Quality ROA and ROE ▪ Net interest margin expanding due to increase in average yield on loans and improving deposit mix ▪ Disciplined balance sheet management and effective business development efforts expected to result in growth in high quality loans, lower cost deposits, and fee income ▪ Increased operating leverage through disciplined expense management ▪ Realization of more operational efficiencies through streamlining of back office support and process improvements throughout the organization ▪ Organization shifting more towards revenue producers without adding to headcount ▪ Investments in technology resulting in improved efficiencies, enhanced client service, and additional revenue generation opportunities ▪ Continued resolution of non-performing loans with minimal loss content ▪ Disciplined underwriting criteria continues to result in strong overall asset quality with low level of losses

MYFW: Our Five Core Strengths

Differentiated, Proven in the Marketplace	▪ **Niche-focused** franchise headquartered in Denver, Colorado ▪ Well-positioned in many **attractive markets** in Arizona, California, Colorado, Montana, and Wyoming ▪ **Specialized central expertise** to compete with siloed national, regional firms ▪ Delivered through **local, boutique trust banking teams** so clients "owned" by MYFW, not associates
Built-in Operating Leverage	▪ **Strong profit center margins at maturity**, growth opportunities in current and new markets ▪ **Revenue growth** over long-term in both fee income and net interest income, with neutral balance sheet ▪ Scalable, **leverageable high fixed cost, low variable cost Product and Support Centers** ▪ Operating **expense investment already in place** for growth and expansion
Highly Desirable Recurring Fee Income	▪ Primarily **recurring** trust and investment management ("TIM") fees ▪ **Low risk, "sticky" wealth/trust business** with comprehensive product offering ▪ **Multiple entry points with ConnectView®** – proprietary review process to service, **cross-sell**
Experienced, Tested Team	▪ Executives are **major bank/professional firm trained**, with deep relationships in communities ▪ Achieved **growth through** business and economic **cycles**, capital constraints ▪ Healthy relationship with all regulators with **strong risk management** culture ▪ CEO with **proven track record** for creating value in previous bank ownership
Unique Opportunity for Investors	▪ At critical mass but small market share, **many current and new market** opportunities ▪ **Proven ability to expand: (1) Organically, (2) By expansion and (3) By acquisition** ▪ Few large Colorado bank alternatives for investors and clients, creating **lift-out opportunities** ▪ Attractive revenue and earnings growth story **trading at discounted valuation**

36

FIRSTwestern

37 President Private Bankers Lenders Portfolio Managers Trust Officer Team-based incentives Relationship-based wealth management Many relationship managers to one client Product group specialists Holistic view of the client – ConnectView® Integrated Team Approach in Boutique Offices Working as a team to grow relationships

38 Organizational Structure Built for Scale Full Bank and Trust: ▪ Aspen, CO ▪ Boulder, CO ▪ Cherry Creek, CO ▪ Denver, CO ▪ DTC/Cherry Hills, CO ▪ Northern Colorado ▪ Jackson Hole, WY ▪ Rock Springs, WY ▪ Pinedale, WY ▪ Scottsdale, AZ ▪ Broomfield, CO ▪ Phoenix, AZ ▪ Vail Valley, Avon, CO ▪ Bozeman, MT Loan Production Offices: ▪ Ft. Collins, CO ▪ Greenwood Village, CO ▪ Loveland, CO ▪ Phoenix, AZ ▪ Cheyenne, WY Trust Offices: ▪ Century City, CA ▪ Investment Management ▪ Fiduciary/ Trust ▪ Wealth Planning ▪ Retirement Services ▪ Insurance ▪ Mortgage Services ▪ Treasury Management First Western Profit Centers Product Groups Support Centers ▪ Finance & Accounting ▪ Risk & Compliance ▪ Enterprise Technology ▪ Human Capital ▪ Credit Analysis ▪ Bank & Trust/Investment Operations ▪ Marketing/Branding Big operating leverage from expert, high fixed cost teams Very profitable when mature

39 Long-Term Goals to Drive Shareholder Value ▪ Since our pre-2018 IPO status as of year end 2017, we have tripled total loans and total deposits, more than doubled TBV per share, had substantial increases in annual revenue, and demonstrated significant operating leverage. Looking forward we can drive shareholder value by: ▪ Continuing to execute well, creating more operating leverage to drive high performing ROAA and ROAE results ▪ Emphasizing our differentiation in marketplace ▪ Growing through $5 billion in total assets, $25 billion TIM assets through both organic growth and acquisitions, ideally: ▪ ~50 offices – infill and adjacent ▪ Maturing at $8 million in revenue per office through growing 20% ▪ 75% contribution margin per office at maturity, then growing ▪ Building footprint, scale and operating leverage with M&A ▪ Disciplined approach to be significantly earnings accretive with minimal TBV dilution ▪ Enhancing wealth management platform ▪ Upgrade omnichannel client experience ▪ Create new digital distribution channel Our mission is to be the BPBFWWMC – Best Private Bank for the Western Wealth Management Client We believe First Western can be a unique, niche focused regional powerhouse with high fee income and consistent strong earnings from our scalable wealth management platform

MYFW’s core strengths provide the foundation for driving shareholder value 40 A Unique and Attractive Investment Differentiated, Proven in the Marketplace Built-in Operating Leverage Highly Desirable Recurring Fee Income Experienced, Tested Team Unique Opportunity for Investors

Appendix 41

Organizational Overview 42

Team: Ready to Take MYFW to the Next Level

Name	Title	Joined FW	Years in Industry	Prior Experience
Scott C. Wylie	Chairman, CEO & President	2002	35	▪ Chairman & CEO, Northern Trust Bank of Colorado ▪ Chairman & CEO, Trust Bank of Colorado ▪ CEO, Equitable Bancshares of Colorado and Women's Bank, Chairman, Equitable Bank ▪ Chairman, American Fundware ▪ President & CEO, Bank and Trust of Puerto Rico ▪ Associate, First Boston Corporation
Julie A. Courkamp	President, Chief Operating Officer	2006	22	▪ Executive roles within First Western with responsibility for Accounting & Finance, Risk, Technology, Operations and Human Resources ▪ Assurance services with PricewaterhouseCoopers
David R. Weber	Chief Financial Officer & Treasurer	2018	15	▪ Various finance roles at First Western including Finance & Treasury Manager and Director of Finance & Treasury & Cashier of the Bank ▪ Various finance roles at Fifth Third Bank
Matt C. Cassell	Chief Banking Officer	2020	25	▪ Colorado Market President, Simmons Bank ▪ President-Colorado, Bank SNB ▪ Market President, Community Banks of Colorado
Eric E. Ensmann	Chief Risk Officer	2024	30	▪ Executive roles with BBVA USA, including CRO, Dir. Risk Internal Control/ERM, Chief Credit Policy Officer, Dir. Risk & Portfolio Management ▪ Wells Fargo & Bank of America: Various roles in client facing and underwriting/portfolio management positions
Aimee N. Meester	Chief Marketing Officer	2024	16	▪ Fractional CMO for First Western since December 2022 ▪ Founder and CEO of Madison Taylor Marketing ▪ Various roles within financial services ranging from Bank of the West to NMOs prior to the agency

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MYFW's Sophisticated Board of Directors

Name	Director Since	Primary Business
Scott C. Wylie	2002	▪ First Western Financial, Inc.
Julie A. Caponi, CPA[1]	2017	▪ Former Finance Executive at Arconic, Inc. (fka Alcoa Inc.) ▪ Former audit partner at Deloitte ▪ Board member & Audit Committee chair for FCF (NYSE)
Julie A. Courkamp	2021	▪ First Western Financial, Inc.
David R. Duncan	2011	▪ Energy ▪ Winery Executive, Silver Oak Cellars ▪ Entrepreneur, board member, business leader
Thomas A. Gart	2013	▪ Real Estate Developer ▪ Specialty Retail Executive ▪ Family business, PE investing across broad range of industries
Patrick H. Hamill	2004	▪ Real Estate Developer ▪ Home Builder Executive ▪ Entrepreneur, business/community leader, real estate expertise
Luke A. Latimer	2015	▪ Utility Maintenance ▪ Construction Executive ▪ Family business, public bank board
Scott C. Mitchell	2021	▪ President, U.S. Engineering, Metalworks ▪ President of several successful manufacturing companies ▪ Six Sigma Master Black Belt
Ellen S. Robinson	2024	▪ Principal and Founder of the Robinson Coaching Group, Inc ▪ Leadership development and coaching ▪ Professional Coach Certification
Mark L. Smith	2002	▪ Real Estate Developer ▪ Entrepreneur, community leadership, real estate expertise
Joseph C. Zimlich, CPA	2004	▪ Family Office Executive ▪ Corporate leadership, board, and investment management

(1) CPA license inactive.

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Non-GAAP Reconciliations 45

Non-GAAP Reconciliation

Consolidated Gross Revenue	For the Years Ended,							
(Dollars in thousands)	2016	2017	2018	2019	2020	2021	2022	2023
Total income before non-interest expense	$53,394	$54,501	$57,602	$63,997	$92,615	$95,408	$107,934	$82,698
Less: Unrealized gains/(losses) recognized on equity securities	-	-	(15)	21	15	(21)	342	(22)
Less: net gain/(loss) on loans accounted for under the fair value option	-	-	-	-	-	-	(891)	(2,010)
Less: Net gain on equity interests	114	81	-	119	-	489	7	-
Less: Net gain on sale of assets	-	-	-	183	-	-	-	-
Less: Net gain on loans held for sale	-	-	-	-	-	-	(12)	(178)
Plus: Provision for credit losses	985	788	180	662	4,682	1,230	3,682	10,355
Gross revenue	$54,265	$55,208	$57,797	$64,336	$97,282	$96,170	$112,170	$95,263

Consolidated Adjusted Pre-tax, Pre-provision Income	For the Twelve Months Ended December 31,							
(Dollars in thousands)	2016	2017	2018	2019	2020	2021	2022	2023
Net Income before income tax, as reported	$3,571	$5,007	$7,422	$10,192	$33,063	$27,280	$28,828	$7,061
Plus: Provision for credit losses	985	788	180	662	4,682	1,230	3,682	10,355
Pre-tax, Pre-provision Income	**$4,556**	**$5,795**	**$7,602**	**$10,854**	**$37,745**	**$28,510**	**$32,510**	**$17,416**

Diluted Pre-Tax Earnings Per Share	For the Twelve Months ended December 31,					
(Dollars in thousands)	2018	2019	2020	2021	2022	2023
Non-Mortgage income before income tax	$8,664	$6,152	$12,086	$21,378	$31,139	$9,591
Plus: Impairment of contingent consideration assets	-	-	-	-	-	1,249
Mortgage income before income tax	(1,242)	4,040	20,978	5,902	(2,311)	(2,530)
Less: Income tax expense including acquisition tax effect	1,775	2,183	8,529	6,670	7,130	1,836
Net income available to common shareholders	$5,647	$8,009	$24,535	$20,610	$21,698	$6,474
Diluted weighted average shares	5,586,620	7,914,961	7,961,904	8,235,178	9,713,623	9,725,910
Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share	**$1.55**	**$0.78**	**$1.52**	**$2.60**	**$3.21**	**$1.11**
Consolidated Diluted Pre-Tax Earnings Per Share	**$1.33**	**$1.29**	**$4.15**	**$3.31**	**$2.97**	**$0.85**

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Non-GAAP Reconciliation

Consolidated Efficiency Ratio *(Dollars in thousands)*	For the Years Ended, 2016	2017	2018	2019	2020	2021	2022	2023
Non-interest expense	$49,823	$49,494	$50,182	$53,806	$59,552	$68,128	$79,106	$75,637
Less: Amortization	747	784	831	374	14	17	308	250
Less: Goodwill impairment	-	-	-	1,572	-	-	-	-
Less: Provision on other real estate owned	-	-	-	-	176	-	-	-
Less: Loss on assets held for sale	-	-	-	-	553	-	-	-
Plus: Gain on sale of LA fixed income team	-	-	-	-	62	-	-	-
Adjusted non-interest expense	$49,076	$48,710	$49,351	$51,860	$58,871	$68,111	$78,798	$75,387
Net interest income	$24,457	$27,576	$30,624	$32,061	$46,102	$56,509	$83,204	71,105
Non-interest income	29,922	27,713	27,158	32,598	51,195	40,129	28,412	21,948
Less: Unrealized gains/(losses) recognized on equity securities	-	-	(15)	21	15	(21)	342	(22)
Less: net gain/(loss) on loans accounted for under the fair value option	-	-	-	-	-	-	(891)	(2,010)
Less: Net gain on equity interests	114	81	-	119	-	489	7	-
Less: Net gain on sale of assets	-	-	-	183	-	-	-	-
Less: Net gain on loans held for sale	-	-	-	-	-	-	(12)	(178)
Total income	$54,265	$55,208	$57,797	$64,336	$97,282	$96,170	$112,170	$95,263
Efficiency ratio	90.4%	88.2%	85.4%	80.6%	60.5%	70.8%	70.2%	79.1%

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48 Non-GAAP Reconciliation Diluted Pre-Tax Earnings Per Share (Dollars in thousands) December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023 December 31, 2023 Non-Mortgage income before income tax $8,168 $5,971 $2,429 $5,102 $(3,695) Plus: Impairment of contingent consideration assets - - 1,249 - - Mortgage income before income tax (867) (810) (394) (880) (662) Less: Income tax expense 1,830 1,341 854 1,104 (1,138) Net income available to common shareholders $5,417 $3,820 $2,430 $3,118 $(3,219) Diluted weighted average shares 9,702,908 9,732,674 9,686,401 9,743,270 9,572,582 Non-Mortgage Segment Diluted Pre-Tax Earnings Per Share $0.84 $0.61 $0.38 $0.52 $(0.39) Consolidated Diluted Pre-Tax Earnings Per Share $0.75 $0.53 $0.34 $0.43 $(0.46)

Non-GAAP Reconciliation

Consolidated Efficiency Ratio	For the Three Months Ended,				
(Dollars in thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Non-interest expense	$ 18,314	$ 18,276	$ 19,696	$ 19,001	$ 19,368
Less: amortization	62	62	57	56	57
Adjusted non-interest expense	$ 18,252	$ 18,214	$ 19,639	$ 18,945	$ 19,311
Net interest income	$ 16,766	$ 16,331	$ 16,070	$ 15,778	$ 15,568
Non-interest income	6,099	6,081	7,277	6,972	6,972
Less: unrealized gains/(losses) recognized on equity securities	(19)	(2)	(6)	(2)	24
Less: net gain/(loss) on loans accounted for under the fair value option	(252)	(91)	(302)	(315)	(233)
Less: net (loss)/gain on loans held for sale at fair value	—	—	117	—	—
Adjusted non-interest income	$ 6,370	$ 6,174	$ 7,468	$ 7,289	$ 7,181
Adjusted total income	$ 23,136	$ 22,505	$ 23,538	$ 23,067	$ 22,749
Efficiency ratio	78.89 %	80.93 %	83.44 %	82.13 %	84.89 %

Consolidated Tangible Common Book Value Per Share	As of,							
(Dollars in thousands)	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2022	Dec. 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Total shareholders' equity	$ 127,678	$ 154,962	$ 219,041	$ 240,864	$ 242,738	$ 245,528	$ 246,875	$ 248,831
Less:								
Goodwill and other intangibles, net	19,714	24,258	31,902	32,104	31,854	31,797	31,741	31,684
Intangibles held for sale[(1)]	3,553	—	—	—	—	—	—	—
Tangible common equity	$ 104,411	$ 130,704	$ 187,139	$ 208,760	$ 210,884	$ 213,731	$ 215,134	$ 217,147
Common shares outstanding, end of period	7,940,168	7,951,773	9,419,271	9,495,440	9,581,183	9,621,309	9,660,548	9,664,101
Tangible common book value per share	$ 13.15	$ 16.44	$ 19.87	$ 21.99	$ 22.01	$ 22.21	$ 22.27	$ 22.47

Net income available to common shareholders	$ 2,134
Return on tangible common equity (annualized)	3.93 %

(1) Represents the intangible portion of assets held for sale

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50 Non-GAAP Reconciliation Wealth Management Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Total income before non-interest expense $ 21,647 $ 13,362 $ 21,890 $ 18,242 $ 20,296 Less: unrealized gain/(losses) recognized on equity securities (19) (2) (6) (2) 24 Less: net loss on loans accounted for under the fair value option (252) (91) (302) (315) (233) Less: net gain on loans held for sale at fair value — — 117 — — Plus: provision for credit loss 329 8,493 72 2,334 501 Gross revenue $ 22,247 $ 21,948 $ 22,153 $ 20,893 $ 21,006 Mortgage Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Total income before non-interest expense $ 889 $ 557 $ 1,385 $ 2,174 $ 1,743 Gross revenue $ 889 $ 557 $ 1,385 $ 2,174 $ 1,743 Consolidated Gross Revenue For the Three Months Ended, (Dollars in thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Total income before non-interest expense $ 22,536 $ 13,919 $ 23,275 $ 20,416 $ 22,039 Less: unrealized gains/(losses) recognized on equity securities (19) (2) (6) (2) 24 Less: net gain/(loss) on loans accounted for under the fair value option (252) (91) (302) (315) (233) Less: net (loss)/gain on loans held for sale at fair value — — 117 — — Plus: provision for credit loss 329 8,493 72 2,334 501 Gross revenue $ 23,136 $ 22,505 $ 23,538 $ 23,067 $ 22,749 Gross Revenue Excluding Net Gain on Mortgage Loans (Dollars in thousands) September 30, 2023 June 30, 2024 September 30, 2024 Gross revenue $ 23,136 $ 23,067 $ 22,749 Less: net gain on mortgage loans 654 1,820 1,451 Gross revenue excluding net gain on mortgage loans $ 22,482 $ 21,247 $ 21,298

51 Non-GAAP Reconciliation Allowance for Credit Losses to Bank Originated Loans Excluding PPP As of (Dollars in thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Total loans held for investment $ 2,536,503 $ 2,536,140 $ 2,480,196 $ 2,460,690 $ 2,387,288 Less: PPP loans 4,876 4,343 3,779 3,129 2,603 Less: Purchased loans accounted for under fair value options ("FVO") 16,105 14,129 12,276 10,494 8,884 Adjusted loans excluding acquired, PPP and FVO $ 2,515,522 $ 2,517,668 $ 2,464,141 $ 2,447,067 $ 2,375,801 Allowance for credit losses 23,175 23,931 24,630 27,319 18,796 Allowance for credit losses to adjusted loans 0.92% 0.95% 1.00% 1.12% 0.79 % Pre-tax, Pre-Provision Net Income For the Three Months Ended, (Dollars in thousands) September 30, 2023 June 30, 2024 September 30, 2024 Income before income taxes $ 4,222 $ 1,415 $ 2,671 Plus: provision for credit losses 329 2,334 501 Pre-tax, pre-provision net income $ 4,551 $ 3,749 $ 3,172